ADP Reports Fourth Quarter and Fiscal 2022 Results; Provides Fiscal 2023 Outlook
•Revenues increased 10% to $16.5 billion for the year; 10% organic constant currency
•Employer Services new business bookings increased 15% for the year to $1.7 billion
•Net earnings increased 13% to $2.9 billion for the year, and adjusted net earnings increased 15% to $3.0 billion
•Adjusted EBIT increased 14% to $3.9 billion for the year, and adjusted EBIT margin increased 90 basis points to 23.5%
•Diluted earnings per share ("EPS") increased 15% to $7.00 for the year; adjusted diluted EPS increased 16% to $7.01
•Providing fiscal 2023 outlook including Employer Services new business bookings growth of 6% to 9%, consolidated revenue growth of 7% to 9%, adjusted EBIT margin expansion of 100 to 125 basis points, and adjusted diluted EPS growth of 13% to 16%

ROSELAND, N.J. – July 27, 2022 – ADP (Nasdaq: ADP), a leading global technology company providing human capital management (HCM) solutions, today announced its fourth quarter and fiscal 2022 financial results and provided its fiscal 2023 outlook.
Fourth Quarter and Fiscal 2022 Consolidated Results
Compared to last year’s fourth quarter, revenues increased 10% to $4.1 billion and 12% on an organic constant currency basis. Net earnings increased 16% to $625 million, and adjusted net earnings increased 22% to $626 million. Adjusted EBIT increased 21% to $819 million, representing an adjusted EBIT margin increase of 170 basis points in the quarter to 19.8%. ADP’s effective tax rate for the quarter was 22.1% on a reported basis and 22.2% on an adjusted basis. Diluted EPS increased 19% to $1.50, and adjusted diluted EPS increased 25% to $1.50.
For the full year, revenues increased 10% to $16.5 billion, 10% organic constant currency. Net earnings increased 13% to $2.9 billion, and adjusted net earnings increased 15% to $3.0 billion. Adjusted EBIT increased 14% to $3.9 billion, resulting in adjusted EBIT margin expansion of 90 basis points to 23.5%. ADP's full year tax rate was 22.5% on both an effective basis and an adjusted basis. Diluted EPS increased 15% to $7.00, and adjusted diluted EPS increased 16% to $7.01, including a net share count reduction.
“Our strong fourth quarter was a fitting end to a very successful year," said Carlos Rodriguez, Chief Executive Officer, ADP. "Over the course of fiscal 2022, we consistently exceeded our revenue growth expectations driven by significant sales momentum and near-record client revenue retention. Demand for our HCM and HR outsourcing services remains robust amid the increasingly dynamic world of work, and we are proud of the important role we play as a partner to our nearly one million clients. As we look ahead, we will remain focused on delivering cutting-edge products, differentiated service, and an exceptional overall experience to enable our clients and their employees to reach their full potential."
"Our fiscal 2022 financial results meaningfully exceeded our initial July 2021 guidance thanks to a healthy demand environment and strong execution across all ADP businesses," said Don McGuire, Chief Financial Officer, ADP. "Our fiscal 2023 guidance anticipates continued solid revenue and bookings growth, as well as healthy margin improvement from client funds interest growth and operating leverage from ongoing productivity gains. We remain committed to investing in sales, technology and service to drive our sustained future growth."

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their closest comparable GAAP financial measures.

Fourth Quarter and Fiscal 2022 Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year:
•Employer Services revenues increased 8% on a reported basis and 9% on an organic constant currency basis for the fourth quarter, and increased 8% on a reported basis and 8% on an organic constant currency basis for the fiscal year
•Employer Services new business bookings increased 15% to $1.7 billion for the fiscal year
•Employer Services client revenue retention decreased to 92.1% for the fiscal year, from 92.2%
•U.S. pays per control increased 7% for the fourth quarter and for the fiscal year
•Employer Services segment margin increased 140 basis points for the fourth quarter and increased 110 basis points for the fiscal year

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year:
•PEO Services revenues increased 16% for the fourth quarter and increased 15% for the the fiscal year
•PEO Services revenues excluding zero-margin benefits pass-throughs increased 20% for the fourth quarter and increased 18% for the fiscal year
•Average worksite employees paid by PEO Services increased 14% to about 704,000 for the fourth quarter and increased 15% to about 670,000 for the fiscal year
•PEO Services segment margin increased 260 basis points for the fourth quarter and increased 80 basis points for the fiscal year

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity, and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines, and most of the investment portfolio is rated AAA/AA. Compared to last year:
•Interest on funds held for clients increased 23% to $127 million for the fourth quarter and increased 7% to $452 million for the fiscal year
•Average client funds balances increased 12% to $32.8 billion for the fourth quarter and increased 19% to $32.5 billion for the fiscal year
•The average interest yield on client funds increased to 1.5% for the fourth quarter, from 1.4%, and decreased to 1.4% for the fiscal year, from 1.5%

Fiscal 2023 Outlook
Certain components of ADP’s fiscal 2023 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2022 pre-tax charges of about $4 million related to transformation initiatives
•Fiscal 2023 expected pre-tax charges of about $10 million related to transformation initiatives
Consolidated Fiscal 2023 Outlook
•Revenue growth of 7% to 9%
•Adjusted EBIT margin expansion of 100 to 125 basis points
•Adjusted effective tax rate of approximately 23.0%
•Diluted EPS growth of 13% to 16%
•Adjusted diluted EPS growth of 13% to 16%
Employer Services Segment Fiscal 2023 Outlook
•Employer Services revenue growth of 6% to 8%
•Employer Services margin expansion of 175 to 200 basis points
•Employer Services new business bookings growth of 6% to 9%
•Employer Services client revenue retention decrease of 25 to 50 basis points
•Increase in U.S. pays per control of 2% to 3%
PEO Services Segment Fiscal 2023 Outlook
•PEO Services revenue growth of 10% to 12%
•PEO Services revenue, excluding zero-margin benefits pass-throughs, growth of 10% to 12%
•PEO Services margin to range from down 25 to up 25 basis points
•PEO Services average worksite employee count growth of 8% to 10%
Client Funds Extended Investment Strategy Fiscal 2023 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and various forward yield curves as of July 26, 2022. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. A combination of various forward yield curves that reflect our investment mix, resulting in a blended rate of 3.3%, was used to forecast new purchase rates across the client and corporate extended and client long portfolios over the remainder of the fiscal year.

•Interest on funds held for clients of $720 to $740 million; this is based on anticipated growth in client funds balances of 4% to 6% and an average yield that is anticipated to increase to 2.2%
•Total contribution from the client funds extended investment strategy of $675 to $695 million

Fiscal 2023 Outlook

		Fiscal 2022 (unaudited)	July 27, 2022 Fiscal 2023 Outlook (a)
Total ADP	Revenues	$16,498M	7 to 9%
	Adj. EBIT Margin	23.5%	100 to 125 bps
	Adj. Effective Tax Rate	22.5%	~23%
	Adj. Diluted EPS	$7.01	13 to 16%
Employer Services	Revenues	$10,968M	6 to 8%
	Margin	31.1%	175 to 200 bps
	ES New Business Bookings	$1.7B	6 to 9%
	Client Revenue Retention	92.1%	(50) to (25) bps
	U.S. Pays Per Control	7%	2 to 3%
PEO Services	Revenues	$5,546M	10 to 12%
	Revenues Ex Pass-throughs	$2,031M	10 to 12%
	Margin	15.7%	(25) to 25 bps
	Average WSEs	670,000	8 to 10%
Client Funds Interest	Average Client Funds Balances	$32.5B	4 to 6%
	Yield on Client Funds Portfolio	1.4%	~2.2%
	Client Funds Interest Revenue	$452M	$720 to $740M
	Extended Investment Strategy	$475M	$675 to $695M
(a) Outlook contemplates the impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, July 27, 2022 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations.

Supplemental financial information including schedules of quarterly and full year reportable segment revenues and earnings for fiscal years 2020, 2021, and 2022 are posted to ADP’s website at investors.adp.com. ADP news releases, current financial information, SEC filings, and Investor Relations presentations are accessible at the same website.

About ADP (Nasdaq: ADP)
Designing better ways to work through cutting-edge products, premium services, and exceptional experiences that enable people to reach their full potential. HR, Talent, Time Management, Benefits, and Payroll. Informed by data and designed for people. Learn more at ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$2,593.0	$2,422.4	$10,505.0	$9,768.6
Interest on funds held for clients	126.8	103.2	451.8	422.4
PEO revenues (A) (B) (C)	1,407.8	1,211.3	5,541.5	4,814.4
Total revenues	4,127.6	3,736.9	16,498.3	15,005.4

Expenses:
Costs of revenues:
Operating expenses (B) (C)	2,068.6	1,911.1	8,252.6	7,520.7
Systems development and programming costs	212.8	194.9	798.6	716.6
Depreciation and amortization	104.5	99.5	410.7	403.0
Total costs of revenues	2,385.9	2,205.5	9,461.9	8,640.3

Selling, general, and administrative expenses	914.2	840.7	3,233.2	3,040.5
Interest expense	26.6	17.2	81.9	59.7
Total expenses	3,326.7	3,063.4	12,777.0	11,740.5

Other (income)/expense, net	(2.4)	(23.6)	(82.8)	(96.3)

Earnings before income taxes	803.3	697.1	3,804.1	3,361.2

Provision for income taxes	177.9	158.9	855.2	762.7

Net earnings	$625.4	$538.2	$2,948.9	$2,598.5

Basic earnings per share	$1.50	$1.27	$7.04	$6.10

Diluted earnings per share	$1.50	$1.26	$7.00	$6.07

Components of Other (income)/expense, net:
Interest income on corporate funds	$(17.1)	$(7.5)	$(41.0)	$(36.5)
Realized losses/(gains) on available-for-sale securities, net	4.6	(3.6)	4.4	(11.3)
Impairment of assets	18.7	12.2	23.0	19.9
Gain on sale of assets	—	(6.4)	(7.5)	(9.8)
Non-service components of pension income, net	(8.6)	(18.3)	(61.7)	(58.6)
Other (income)/expense, net	$(2.4)	$(23.6)	$(82.8)	$(96.3)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $15,755.4 million and $13,102.8 million for the three months ended June 30, 2022 and 2021, respectively, and $62,619.2 million and $51,362.3 million for the twelve months ended June 30, 2022 and 2021, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $913.8 million and $800.3 million, and $3,514.4 million and $3,092.0 million for the three and twelve months ended June 30, 2022 and 2021, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $137.3 million and $111.7 million, and $638.2 million and $533.9 million for the three and twelve months ended June 30, 2022 and 2021, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)
	June 30,	June 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,436.3	$2,575.2
Accounts receivable, net of allowance for doubtful accounts of $56.8 and $79.6, respectively	3,170.6	2,727.4
Other current assets	628.8	533.4
Total current assets before funds held for clients	5,235.7	5,836.0
Funds held for clients	49,569.2	34,905.8
Total current assets	54,804.9	40,741.8
Long-term receivables, net of allowance for doubtful accounts of $0.1 and $0.3, respectively	9.1	11.5
Property, plant and equipment, net	652.6	684.5
Operating lease right-of-use asset	450.9	462.2
Deferred contract costs	2,579.7	2,498.2
Other assets	937.4	825.8
Goodwill	2,300.5	2,338.4
Intangible assets, net	1,333.1	1,210.1
Total assets	$63,068.2	$48,772.5

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$110.2	$141.1
Accrued expenses and other current liabilities	2,107.8	1,963.3
Accrued payroll and payroll-related expenses	862.6	910.2
Dividends payable	429.6	390.8
Short-term deferred revenues	188.2	203.9
Obligations under reverse repurchase agreements (A)	136.4	23.5
Income taxes payable	38.4	58.2
Total current liabilities before client funds obligations	3,873.2	3,691.0
Client funds obligations	51,285.5	34,403.8
Total current liabilities	55,158.7	38,094.8
Long-term debt	2,987.1	2,985.0
Operating lease liabilities	370.9	343.2
Other liabilities	924.2	834.1
Deferred income taxes	67.0	482.9
Long-term deferred revenues	335.0	362.4
Total liabilities	59,842.9	43,102.4

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at June 30, 2022 and June 30, 2021; outstanding, 416.1 and 423.7 shares at June 30, 2022 and June 30, 2021, respectively	63.9	63.9
Capital in excess of par value	1,794.2	1,531.3
Retained earnings	20,696.3	19,451.1
Treasury stock - at cost: 222.7 and 215.0 shares at June 30, 2022 and June 30, 2021, respectively	(17,335.4)	(15,386.8)
Accumulated other comprehensive (loss)/ income	(1,993.7)	10.6
Total stockholders’ equity	3,225.3	5,670.1
Total liabilities and stockholders’ equity	$63,068.2	$48,772.5

(A) As of June 30, 2022, $14.3 million of short-term marketable securities and $122.1 million of long-term marketable securities have been pledged as collateral under the Company's reverse repurchase agreements. As of June 30, 2021, $23.5 million of long-term marketable securities have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Twelve Months Ended
	June 30,
	2022	2021
Cash Flows from Operating Activities:
Net earnings	$2,948.9	$2,598.5
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	515.1	510.7
Amortization of deferred contract costs	955.2	935.3
Deferred income taxes	36.6	(251.1)
Stock-based compensation expense	201.7	175.3
Net pension income	(53.4)	(52.8)
Net amortization of premiums and accretion of discounts on available-for-sale securities	101.0	69.5
Other	32.7	45.3
Changes in operating assets and liabilities:
Increase in accounts receivable	(486.5)	(339.8)
Increase in other assets	(1,258.4)	(1,029.4)
(Decrease)/Increase in accounts payable	(16.4)	36.9
Increase in accrued expenses and other liabilities	123.0	394.9
Net cash flows provided by operating activities	3,099.5	3,093.3

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(10,733.2)	(9,266.3)
Proceeds from the sales and maturities of corporate and client funds marketable securities	4,249.7	6,238.4
Capital expenditures	(174.4)	(178.6)
Additions to intangibles	(379.0)	(327.3)
Acquisitions of businesses, net of cash acquired	(11.7)	—
Proceeds from sale of property, plant, and equipment and other assets	34.2	18.8
Net cash flows used in investing activities	(7,014.4)	(3,515.0)

Cash Flows from Financing Activities:
Net increase in client funds obligations	17,057.9	8,336.2
Payments of debt	(0.9)	(1,001.8)
Proceeds from the issuance of debt	—	1,981.5
Settlement of cash flow hedges	—	(44.6)
Repurchases of common stock	(1,969.4)	(1,372.3)
Net proceeds from stock purchase plan and stock-based compensation plans	96.5	104.1
Dividends paid	(1,659.0)	(1,575.5)
Net payments related to reverse repurchase agreements	128.3	9.9
Net cash flows provided by financing activities	13,653.4	6,437.5

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(98.7)	73.8

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	9,639.8	6,089.6

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	13,143.2	7,053.6
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$22,783.0	$13,143.2

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	1,436.3	2,575.2
Restricted cash and restricted cash equivalents included in funds held for clients	21,346.7	10,568.0
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$22,783.0	$13,143.2

Supplemental disclosures of cash flow information:
Cash paid for interest	$74.8	$53.1
Cash paid for income taxes, net of income tax refunds	$856.8	$973.7

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
	2022	2021	% Change	2022	2021	% Change
Segment revenues
Employer Services	$2,722.9	$2,527.8	8%	$10,967.7	$10,195.2	8%
PEO Services	1,409.0	1,212.3	16%	5,545.7	4,818.3	15%
Other	(4.3)	(3.2)	n/m	(15.1)	(8.1)	n/m
Total revenues	$4,127.6	$3,736.9	10%	$16,498.3	$15,005.4	10%

Segment earnings
Employer Services	$709.3	$624.3	14%	$3,406.3	$3,052.1	12%
PEO Services	238.3	173.3	38%	871.2	718.8	21%
Other	(144.3)	(100.5)	n/m	(473.4)	(409.7)	n/m
Total pretax earnings	$803.3	$697.1	15%	$3,804.1	$3,361.2	13%

Segment margin
Employer Services	26.0%	24.7%	1.4%	31.1%	29.9%	1.1%
PEO Services	16.9%	14.3%	2.6%	15.7%	14.9%	0.8%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	19.5%	18.7%	0.8%	23.1%	22.4%	0.7%

	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
Earnings per share information	2022	2021	% Change	2022	2021	% Change
Net earnings	$625.4	$538.2	16%	$2,948.9	$2,598.5	13%

Basic weighted average shares outstanding	415.9	423.5	(2)%	418.8	426.3	(2)%
Basic earnings per share	$1.50	$1.27	18%	$7.04	$6.10	15%

Diluted weighted average shares outstanding	418.2	425.9	(2)%	421.1	428.1	(2)%
Diluted earnings per share	$1.50	$1.26	19%	$7.00	$6.07	15%

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	7%	8%	7%	(3)%

PEO Services:
Paid PEO worksite employees at end of period	706,000	624,000	706,000	624,000
Average paid PEO worksite employees during the period	704,000	616,000	670,000	582,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$913.8	$800.3	$3,514.4	$3,092.0
Workers' compensation and state unemployment taxes	$137.3	$111.7	$638.2	$533.9

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except where otherwise stated)
(Unaudited)
Client Funds Strategy - Supplemental Information

	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
	2022	2021	% Change	2022	2021	% Change
Average investment balances at cost (in billions)
Funds held for clients	$32.8	$29.3	12%	32.5	$27.4	19%
Corporate extended (A)	$3.8	$1.5	146%	2.3	$1.7	39%
Short-term financing to support Client Funds Strategy (A)	$3.8	$1.5	146%	2.3	$1.7	39%

Average interest rates earned or paid (exclusive of realized gains or losses)
Funds held for clients	1.5%	1.4%		1.4%	1.5%
Corporate extended (A)	1.5%	1.6%		1.4%	1.8%
Short-term financing to support Client Funds Strategy (A)	0.9%	0.1%		0.5%	0.1%

Interest income (expense)
Funds held for clients	$126.8	$103.2	23%	$451.8	$422.4	7%
Corporate extended (B)	13.6	6.0	129%	33.9	30.0	13%
Short-term financing to support Client Funds Strategy (B)	(8.8)	(0.4)	n/m	(10.6)	(2.4)	(352)%
Net Impact from Client Funds Strategy	$131.6	$108.7	21%	$475.1	$450.0	6%

Funds Held for Clients - Supplemental Information

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Average balance - Client short	$6.7	$7.6	$7.7	$7.1
Average balance - Client extended	14.3	12.3	14.2	11.4
Average balance - Client long	11.8	9.4	10.6	8.9
Average balance - Funds held for clients (in billions)	$32.8	$29.3	$32.5	$27.4

Average interest rate - Client short	0.6%	0.1%	0.2%	0.1%
Average interest rate - Client extended	1.4%	1.6%	1.4%	1.8%
Average interest rate - Client long	2.2%	2.3%	2.2%	2.4%
Average interest rate - Funds held for clients	1.5%	1.4%	1.4%	1.5%

Interest Income and Expense - Non-GAAP Reconciliation

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Corporate extended interest income (B)	$13.6	$6.0	$33.9	$30.0
All other interest income	3.5	1.5	7.1	6.5
Total interest income on corporate funds (component of Other (income)/expense, net)	$17.1	$7.5	$41.0	$36.5

Short-term financing to support Client Funds Strategy (B)	$8.8	$0.4	$10.6	$2.4
All other interest expense	17.8	16.8	71.3	57.3
Total interest expense	$26.6	$17.2	$81.9	$59.7

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client funds obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Short-term financing to support Client Funds Strategy,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measures	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Short-term financing to Support Client Funds Strategy (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended			Twelve Months Ended
	June 30,		% Change	June 30,		% Change
	2022	2021	As Reported	2022	2021	As Reported
Net earnings	$625.4	$538.2	16%	$2,948.9	$2,598.5	13%
Adjustments:
Provision for income taxes	177.9	158.9		855.2	762.7
All other interest expense (a)	17.8	16.8		71.3	57.3
All other interest income (a)	(3.5)	(1.5)		(7.1)	(6.5)
Transformation initiatives (b)	1.1	(3.5)		3.5	—
Excess capacity severance charges	—	—		—	2.9
Legal settlements	—	(30.7)		—	(30.7)
Adjusted EBIT	$818.7	$678.2	21%	$3,871.8	$3,384.2	14%
Adjusted EBIT Margin	19.8%	18.1%		23.5%	22.6%

Provision for income taxes	$177.9	$158.9	12%	$855.2	$762.7	12%
Adjustments:
Transformation initiatives (c)	0.4	(0.9)		0.8	—
Excess capacity severance charges	—	—		—	0.5
Legal settlements	—	(7.5)		—	(7.5)
Adjusted provision for income taxes	$178.3	$150.5	18%	$856.0	$755.7	13%
Adjusted effective tax rate (d)	22.2%	22.7%		22.5%	22.7%

Net earnings	$625.4	$538.2	16%	$2,948.9	$2,598.5	13%
Adjustments:
Transformation initiatives (b)	1.1	(3.5)		3.5	—
Income tax provision/(benefit) for transformation initiatives (c)	(0.4)	0.9		(0.8)	—
Excess capacity severance charges	—	—		—	2.9
Income tax benefit for excess capacity severance charges	—	—		—	(0.5)
Legal settlements	—	(30.7)		—	(30.7)
Income tax provision/(benefit) for legal settlements	—	7.5		—	7.5
Adjusted net earnings	$626.1	$512.4	22%	$2,951.6	$2,577.7	15%

Diluted EPS	$1.50	$1.26	19%	$7.00	$6.07	15%
Adjustments:
Transformation initiatives (b) (c)	—	(0.01)		0.01	—
Excess capacity severance charges	—	—		—	0.01
Legal settlements	—	(0.05)		—	(0.05)
Adjusted diluted EPS	$1.50	$1.20	25%	$7.01	$6.02	16%

(a) In Adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b) In the three months ended June 30, 2022, transformation initiatives include consulting costs relating to our company wide transformation initiatives, partially offset by net reversals relating to severance. In the year ended June 30, 2022, the charges include consulting costs relating our company wide transformation initiatives, partially offset by net reversals relating to severance, and gain on sale of assets. Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions taken as part of our broad-based, company-wide transformation initiative.

(c) The income tax (benefit)/provision was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(d) The Adjusted effective tax rate is calculated as our Adjusted provision for income taxes divided by the sum of our Adjusted net earnings plus our Adjusted provision for income taxes.

The following table reconciles our reported growth rates to the non-GAAP measure of organic revenue, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one year period preceding the transaction. The impact of foreign currency is determined by calculating the current year result using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Revenue growth consolidated:	2022	2021	2022	2021

Employer Services	8%	10%	8%	1%
PEO Services	16%	12%	15%	7%
Consolidated revenue growth as reported	10%	11%	10%	3%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	2%	(2)%	—%	(1)%
Consolidated revenue growth, organic constant currency	12%	9%	10%	2%

Segment:

Employer Services revenue growth as reported	8%	10%	8%	1%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	1%	(2)%	—%	(1)%
Employer Services revenue growth, organic constant currency	9%	8%	8%	—%

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2022 to Fiscal 2023 Non-GAAP Guidance Reconciliation
(in millions, except per share amounts)
(Unaudited)
			Fiscal 2023
	Fiscal 2022		Outlook
Earnings before income taxes / margin (GAAP)	$3,804.1	23.1%	115 to 140 bps
All other interest expense (a)	71.3	40 bps	-
All other interest income (a)	(7.1)	-	(20) bps
Transformation initiatives (b) - FY22	3.5	-	-
Transformation initiatives - FY23	-	-	5 bps
Adjusted EBIT margin (Non-GAAP)	$3,871.8	23.5%	100 to 125 bps

Effective tax rate (GAAP)		22.5%	23.0%
Transformation initiatives (b) - FY22		-	-
Transformation initiatives - FY23		-	-
Adjusted effective tax rate (Non-GAAP)		22.5%	23.0%

Diluted earnings per share (GAAP)		$7.00	13% to 16%
Transformation initiatives (b) - FY22		0.01	-
Transformation initiatives - FY23		-	-
Adjusted diluted earnings per share (Non-GAAP)		$7.01	13% to 16%

(a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. These adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”
(b) In fiscal 2022, transformation initiatives include impairment charges as a result of recognizing certain owned facilities at fair value given intent to sell and accordingly classified as held for sale and lease asset impairment charges, offset by gain on sale of assets and net reversals of charges related to other transformation initiatives, including severance.

Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions taken as part of our broad-based, company-wide transformation initiative.

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "outlook," “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining, and retaining, clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends and inflation; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled associates; the impact of new acquisitions and divestitures; the adequacy, effectiveness and success of our business transformation initiatives; the impact of any uncertainties related to major natural disasters or catastrophic events, including the COVID-19 pandemic; and supply-chain disruptions. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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